                                   EXHIBIT 11

                     CAMERON ASHLEY BUILDING PRODUCTS, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                                   (THOUSANDS)


                                                       Three Months Ended         Nine Months Ended
                                                     ---------------------      ----------------------
                                                     July 31,      July 31,     July 31,      July 31,
                                                       1996          1995        1996           1995
                                                     --------       -------     --------       -------
Average common stock outstanding                      8,998          8,964       8,857          7,787
Average options outstanding                             831          1,210       1,013          1,168
Effects of treasury stock method
  (based on exercise proceeds and tax benefits)        (574)          (689)       (707)          (607)
                                                     --------       -------     --------       -------
    Weighted average common shares outstanding        9,255          9,485       9,163          8,348
                                                     --------       -------     --------       -------
                                                     --------       -------     --------       -------

Income before extraordinary charge                   $4,166         $3,770      $7,787         $7,352
                                                     --------       -------     --------       -------
                                                     --------       -------     --------       -------

Net income                                           $4,166         $3,770      $7,542         $7,352
                                                     --------       -------     --------       -------
                                                     --------       -------     --------       -------

Income per share before extraordinary charge         $  .45         $  .40      $  .85         $  .88
                                                     --------       -------     --------       -------
                                                     --------       -------     --------       -------

Net income per share after extraordinary charge      $  .45         $  .40      $  .82         $  .88
                                                     --------       -------     --------       -------
                                                     --------       -------     --------       -------

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The fully diluted computation of earnings per share is not presented since fully diluted earnings per share and primary earnings per share do not differ by more than 3%.






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